Free Writing Prospectus filed pursuant to Rule 433
Registration Nos. 333-139609 and 333-139609-01
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3/28 12:32:22
• BLAKE O’CONNOR, WACHOVIA CORPORATION
CHARLOTTE
1-704-715-7008
ABS SYNDICATE      PHONE 704.715.7008     FAX 704.374.6495 CELL 704.756.0182

ABS NEW ISSUE: SANTANDER DRIVE AUTO REC TR 07-1 **DETAILS*
LEAD: WACHOVIA CO-MGRS: UBS/GUZMAN

CLS	SIZE	MDY/S&P	WAL	WINDOW	YIELD	COUPON	$ PRICE
A-1	204MM	P-1/A1+	0.30	1-8	5.324	5.324	100.00000
A-2	340MM	Aaa/AAA	1.05	8-19	5.263	5.20	99.99388
A-3	185MM	Aaa/AAA	1.85	19-27	5.111	5.05	99.98712
A-4	471MM	Aaa/AAA	2.97	27-41		1ML+5	100.00000

INSURER: FGIC
SETTLEMENT 4/4

Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries. If this communication relates to an offering of US registered securities (i) a registration statement has been filed with the SEC, (ii) before investing you should read the prospectus and other documents the issuer has filed with the SEC, and (iii) you may obtain these documents from your sales rep by calling 1-800-326-5897 or by visiting www.sec.gov. If this communication relates to an offering of securities exempt from registration in the US, you should contact your sales rep for the complete disclosure package.
Australia 61 2 9777 8600                         Brazil 5511 3048 4500                         Europe 44 20 7330 7500                         Germany 49 69 920410
Hong Kong 852 2977 6000       Japan 81 3 3201 8900       Singapore 65 6212 1000       U.S. 1 212 318 2000      Copyright 2007 Bloomberg L.P.
G915-388-1   28-Mar-2007  14:19:12